Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Shell Company Report on Form 20-F of our report dated September 13, 2022 relating to the financial statements of NewAmsterdam Pharma Company B.V. appearing in the Registration Statement No. 333- 266510 on Form F-4. We also consent to the reference to us under the heading “Statement By Experts” in such Shell Company Report on Form 20-F.

/s/ Deloitte Accountants B.V.

Rotterdam, The Netherlands

November 28, 2022